Exhibit 10.4

DYCOM INDUSTRIES, INC.  INCENTIVE STOCK OPTION AGREEMENT

INCENTIVE STOCK OPTION AGREEMENT dated as of ________, 20__ (the "Award Document") between DYCOM INDUSTRIES, INC., a Florida corporation (the "Company"), and «Name» ("Participant").

WHEREAS, the Participant is an officer or key employee of the Company or one of its Subsidiaries and, pursuant to the Company's 2003 Long-Term Incentive Plan (the "Plan") and upon the terms and subject to the conditions hereinafter set forth, the Company desires to grant the Participant with an additional incentive to remain in its employ and to increase his or her interest in the success of the Company by granting stock options to the Participant intended to qualify as incentive stock options under Code Section 422 (the "Incentive Stock Options" or "Stock Options") to purchase shares of common stock, par value $0.33 1/3 per share, of the Company (the "Common Stock");

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto agree as follows:

1.           Definitions; Incorporation of Plan Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan, a copy of which is attached hereto.  This Award Document and the Stock Options shall be subject to the Plan, the terms of which are incorporated herein by reference, and in the event of any conflict or inconsistency between the Plan and this Award Document, the Plan shall govern.  The date of grant with respect to the Stock Options (the "Date of Grant") shall be the date specified at the foot of the signature page hereof.

2.           Certain Restrictions.  None of the Stock Options or any rights or interests therein may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of, except by will or the laws of descent and distribution.  During the Participant's lifetime, a Stock Option shall be exercisable only by the Participant or, if applicable, his legal representative.

3.           Grant of Stock Options.  Subject to the terms and conditions contained herein and in the Plan, the Company hereby grants to the Participant, effective as of the Date of Grant, the number of Stock Options specified at the foot of the signature page hereof.  Each Stock Option shall entitle the Participant to purchase, upon payment of the exercise price (the "Exercise Price") specified at the foot of the signature page hereof, one share of Common Stock.  The Stock Options shall be exercisable as hereinafter provided.

4.           Terms and Conditions of Stock Options.

(a)           Vesting.  Unless previously vested or forfeited in accordance with the terms of the Plan or this Award Document, the Participant’s Stock Options shall vest and become exercisable on each of __________________________, provided that the Participant remains in the employ of the Company or a subsidiary on the applicable vesting date.

(b)           Notice of Exercise.  Subject to Sections 4(c) and 4(f) hereof, a Participant may exercise any or all of the Participant's vested Stock Options by giving written notice of exercise to the Secretary of the Company.  The date of exercise of a Stock Option shall be the later of (i) the date on which the Company receives such written notice or (ii) the date on which the conditions provided in Sections 4(c) and 4(f) hereof are satisfied.

(c)           Payment.  Prior to the issuance of a certificate pursuant to Section 4(g) hereof evidencing the shares of Common Stock acquired pursuant to the exercise of Stock Options, the Participant shall have paid to the Company (i) the aggregate Exercise Price of all vested Stock Options which shall have been exercised, in cash, certified or bank check, note or other instrument acceptable to the Committee and (ii) such amount as may be necessary to satisfy any applicable tax withholding requirements described in Section 7(b) hereof.  Unless otherwise determined by the Committee in its sole discretion, payment of the Exercise Price may also be made in full or in part (i) by delivery of shares of Common Stock (or a certification of ownership of such Common Stock acceptable to the Company) already owned and held by the Participant for at least 6 months prior to the date of exercise with a Fair Market Value (determined as of the date of exercise of such Stock Option) at least equal to such full or partial payment or (ii) through a “cashless exercise” procedure involving a broker or dealer, pursuant to which some or all of the shares of Common Stock underlying the exercised portion of the Stock Option are immediately sold in order to generate sufficient cash to pay the exercise price of the Stock Option and to satisfy withholding tax obligations related to the Stock Option; provided, however, that unless otherwise determined by the Committee in its sole discretion, the payment of the Exercise Price in shares of Common Stock or pursuant to a “cashless exercise” shall not be permitted if such payment or any rights in respect thereof would result in adverse accounting  or legal consequences to the Company.

(d)           Term.  The Participant’s Stock Options shall terminate and no longer be exercisable on and after the tenth anniversary of the Date of Grant (the “Grant Expiration Date”) or such earlier times as described herein and in the Plan Notwithstanding the forgoing, if the Grant Expiration Date falls on a date that the primary market on which the Common Stock trades is closed, the Grant Expiration Date shall be the last trading date immediately preceding the tenth anniversary of the Date of Grant.

(e)           Shareholder Rights.  The Participant will have no rights as a shareholder with respect to any shares of Common Stock issuable upon the exercise of a Stock Option until a certificate or certificates evidencing such shares shall have been issued to the Participant, and, subject to Section 13(b) of the Plan, no adjustment shall be made for dividends or distributions or other rights in respect of any share of Common Stock for which the record date is prior to the date on which the Participant shall become the holder of record thereof.

(f)           Limitation on Exercise.  A Stock Option shall not be exercisable unless and until (i) a registration statement under the Securities Act of 1933, as amended, has been duly filed and declared effective pertaining to the Common Stock subject to such Stock Option and such Common Stock shall have been qualified under applicable state "blue sky" laws, or (ii) the Committee in its sole discretion determines that such registration and qualification are not required as a result of the availability of an exemption from such registration and qualification.  The exercise of a Stock Option or the disposition of any shares of Common Stock issuable upon the exercise of a Stock Option shall be subject to the Company's policies and procedures relating to employee trading in the Company's securities.

(g)           Issuance of Certificate.  As soon as practicable following the exercise of any Stock Options, a certificate evidencing the number of shares of Common Stock issued in connection with such exercise shall be issued in the name of the Participant.

(h)         Dispositions of Common Stock.  If the Participant makes a disposition, within the meaning of Section 424(c) of the Code and the regulations promulgated thereunder, of any share of Common Stock issued to the Participant in connection with the exercise of a Stock Option granted pursuant to this Award Document within the two-year period commencing on the day after the Date of Grant or within the one-year period commencing on the day after the date of transfer of such share of Common Stock to the Participant pursuant to such exercise, the Participant shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office by one of the methods described in Section 9 of this Award Document.

(i)           $100,000 Limitation.  With respect to Incentive Stock Options granted to the Participant under the Plan, if the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the number of shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under all plans of the Company or a Subsidiary exceeds One Hundred Thousand Dollars ($100,000) or such other limit as may be required by the Code, such Incentive Stock Options shall be treated, to the extent of such excess, as non-qualified stock options.

5.           Termination of Employment.

(a)           Termination of Employment.  If a Participant’s employment with the Company is terminated for any reason other than disability or death, then any of his or her vested or unvested Stock Options shall terminate, but only if the Participant has not exercised such Stock Options before the date of his or her termination of employment.

(b)           Disability.  If a Participant is unable to continue his or her employment with the Company as a result of a disability, the Participant may, but only within ninety (90) days from the date of his or her termination of employment, exercise his or her Stock Options to the extent that he or she was entitled to exercise the Stock Options at the date of such termination.  If he or she does not exercise such Stock Options within the time specified herein, the Stock Options shall terminate.

(c) Death.  In the event of the death of a Participant during the term of the Stock Options, the Stock Options may be exercised, at any time within ninety (90) days following the date of death, by the Participant’s legal representative, but only to the extent that such Participant was entitled to exercise the Stock Options at the date of death.

6.           Representations and Warranties.  The Participant is aware of and familiar with the restrictions imposed on the transfer of any Stock Options.  The Participant represents that (i) this Award Document has been duly executed and delivered by the Participant and constitutes a legal, valid and binding agreement of the Participant, enforceable against the Participant in accordance with its terms, except as limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and by general principles of equity and (ii) the Participant is acquiring shares of Common Stock hereunder for investment, solely for his own account and not with a view to, or for resale with, the distribution or other disposition thereof.

7.           Miscellaneous.

(a)           No Rights to Grants or Continued Employment.  The Participant shall not have any claim or right to receive grants of Stock Options under the Plan.  Nothing in the Plan or in this Award Document shall confer upon the Participant any right to continued employment with the Company or any Subsidiary, as the case may be, or interfere in any way with the right of the Company or a Subsidiary to terminate the employment of the Participant at any time, with or without cause.

(b)           Tax Withholding.  To the extent that (i) any Stock Options granted under this Award Document are deemed to be non-qualified stock options or (ii) the Company otherwise determines that the exercise of a Stock Option would be subject to any tax withholding requirements, it shall be a condition to the obligation of the Company to deliver any certificates evidencing Common Stock pursuant to the exercise of such a Stock Option that the Participant pay to the Company such amount as may be required by the Company for the purpose of satisfying any federal, state, or local tax withholding requirements.  Prior to the Company's determination of such withholding liability, the Participant may make an irrevocable election to satisfy, in whole or in part, such obligation to remit taxes by (i) delivering shares of Common Stock (or a certification of ownership of such Common Stock acceptable to the Company) with a Fair Market Value (determined as of the date of exercise or such other appropriate date as may be determined by the Company) at least equal to the tax due or, (ii) directing the Company to withhold shares of Common Stock that would otherwise be received by the Participant; provided, however, that unless otherwise determined by the Committee in its sole discretion, payment of such taxes in shares of Common Stock shall not be permitted if such payment or any rights in respect thereof would result in adverse accounting or legal consequences to the Company.  Any such election may be denied by the Committee in its sole discretion, or may be made subject to certain conditions specified by the Committee, including, without limitation, conditions intended to avoid the imposition of liability against the Participant under Section 16(b) of the Exchange Act.

(c)           No Restriction on Right of Company to Effect Corporate Changes.

(i) Neither the Plan nor this Award Document shall affect or restrict in any way the right or power of the Company or its shareholders to make or authorize any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Company, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the assets or business of the Company, or any other corporate act or proceeding, whether of a similar character or otherwise.

(ii) Notwithstanding any provision of the Plan or this Award Document, the number and kind of shares authorized for issuance under the Plan, including the maximum number of shares available under the special limits provided for in the Plan, will be equitably adjusted in the case of a stock-split, and may be equitably adjusted in the sole discretion of the Committee in the event of a stock dividend, recapitalization, reorganization, merger, consolidation, extraordinary dividend, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value or other similar corporate event affecting the Common Stock in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan.  In addition, upon the occurrence of any of the foregoing events, the number and kind of shares subject to outstanding Awards may be equitably adjusted (including by payment of cash to the Participant) in the sole discretion of the Committee, and will be equitably adjusted in the case of a stock-split, in order to preserve the benefits or potential benefits intended to be made available to the Participant granted Awards.  Subject to the terms hereof, such adjustments shall be made by the Committee, in its sole discretion, and such determination shall be final and binding on all parties.  Unless otherwise determined by the Committee, such adjusted Awards shall be subject to the same restrictions and vesting or settlement schedule to which it is subject.

(d)           Exchange Act.  Notwithstanding anything contained in the Plan or this Award Document to the contrary, if the consummation of any transaction under the Plan or this Award Document would result in the possible imposition of liability on the Participant pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction to the extent necessary to avoid such liability, but in no event for a period in excess of 180 days.

8.         Survival; Assignment.

(a)           All agreements, representations and warranties made herein and in any certificates delivered pursuant hereto shall survive the issuance to the Participant of the Stock Options and any shares of Common Stock and, notwithstanding any investigation heretofore or hereafter made by the Participant or the Company or on the Participant's or the Company's behalf, shall continue in full force and effect.  Except as expressly provided in the Plan or this Award Document, the Participant may not assign any of his rights hereunder.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the heirs and permitted successors and assigns of such party; and all agreements herein by or on behalf of the Company, or by or on behalf of the Participant, shall bind and inure to the benefit of the heirs and permitted successors and assigns of such parties hereto.

(b)           The Company shall have the right to assign to any of its affiliates any of its rights, or to delegate to any of its affiliates any of its obligations, under this Award Document.

9.         Notices.  All notices and other communications provided for herein shall be in writing and shall be delivered by hand or sent by certified or registered mail, return receipt requested, postage prepaid, addressed, if to the Participant, to his attention at the mailing address set forth at the foot of this Award Document (or to such other address as the Participant shall have specified to the Company in writing) and, if to the Company, to it at 11770 U.S. Highway 1, Suite 101, Palm Beach Gardens, Florida 33408, Attention:  Corporate Secretary.  All such notices shall be conclusively deemed to be received and shall be effective, if sent by hand delivery, upon receipt, or if sent by registered or certified mail, on the fifth day after the day on which such notice is mailed.

10.         Compliance with Code Section 409A.  Notwithstanding any contrary provision herein or in the Plan, if a Stock Option is deemed to be a “deferral of compensation” under Code Section 409A or any regulations or guidance promulgated thereunder or could cause any person to be subject to excise taxes, accelerated taxation, interest or penalties under Code Section 409A, the Company may, in its sole discretion and without the Participant’s consent, modify the Plan or this Award Document: (i) to comply with, or avoid being subject to, Code Section 409A, or to avoid the imposition of any excise taxes, accelerated taxation, interest or penalties under Code Section 409A, and (ii) to maintain, to the maximum extent practicable, the original intent of the applicable provision without contravening the provisions of Code Section 409A.  This Section 10 does not create an obligation on the part of the Company to modify the Plan or this Award Document and does not guarantee that any person will not be subject to excise taxes, accelerated taxation, interest or penalties under Code Section 409A.

11.         Amendment.  Notwithstanding anything herein to the contrary, the Board or the Committee may, at any time, amend or modify this Award Document; provided, however, that no amendment or modification of this Award Document shall materially and adversely alter or impair the rights of the Participant without the consent of the Participant.  The waiver by either party of compliance with any provision of this Award Document shall not operate or be construed as a waiver of any other provision of this Award Document, or of any subsequent breach by such party of a provision of this Award Document.

12.         Waiver.  The waiver by either party of compliance with any provision of this Award Document by the other party shall not operate or be construed as a waiver of any other provision of this Award Document, or of any subsequent breach by such party of a provision of this Award Document.

13.         Entire Agreement; Governing Law.  This Award Document and the Plan set forth the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof.  This Award Document may be executed in one or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.  The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of this Award Document.  This Award Document shall be governed by, and construed in accordance with, the laws of the State of Florida without giving effect to conflicts of law principles.

IN WITNESS WHEREOF, the Company has caused this Award Document to be executed by its duly authorized officer and the Participant has executed this Award Document, both as of the day and year first above written.

DYCOM INDUSTRIES, INC.

By:

PARTICIPANT

<<Name>>

Number of Stock Options:		Address:
Exercise Price:	$
Date of Grant: